UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2018

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	telephone	Number

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
425-454-6363
___________
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On March 19, 2018, Puget Sound Energy, Inc. (the “Company”) announced that as of 5:00 p.m., New York City time, on March 16, 2018 (the “Early Tender Payment Deadline”), it had received tenders and consents from holders of approximately $193,447,000 aggregate principal amount of its 6.974% Series A Enhanced Junior Subordinated Notes due June 1, 2067 (the “Junior Subordinated Notes”) (representing approximately 77.38% of the outstanding Notes) pursuant to its previously announced tender offer to purchase for cash any and all of the Notes (the “Tender Offer”). In conjunction with the Tender Offer, the requisite consents were obtained approving the elimination of the restrictions in the indenture governing the Junior Subordinated Notes under which the Company could only repurchase, redeem or repay the Junior Subordinated Notes on or before June 1, 2047 if a specified portion of the funds used in the transaction were obtained by the Company through the sale of common stock or certain other equity or equity-like securities. As a result of the foregoing, on March 19, 2018 the Company entered into a supplemental indenture to the indenture governing the Notes (the “Supplemental Indenture”) to eliminate those restrictions.
The foregoing description of the Supplemental Indenture is only a summary and does not purport to be complete. A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.
On March 19, 2018, PSE further announced that as of 5:00 p.m., New York City time, on March 16, 2018 (the “Covered Note Consent Expiration”), it had received the requisite consents from holders of its 6.274% Senior Notes due March 15, 2037 (the “Covered Notes”) to terminate the Replacement Capital Covenant dated June 4, 2007 and the Company’s obligations thereunder (the “Replacement Capital Covenant”), which had been granted by PSE in favor of the holders of the Covered Notes. As a result of the foregoing, effective on March 19, 2018, the Company terminated the Replacement Capital Covenant.

Item 3.03.	Material Modification to Rights of Security Holders.
The information set forth in Item 1.02 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Third Supplemental Indenture dated March 19, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET SOUND ENERGY, INC.

Dated: March 23, 2018	By:/s/ Steve R. Secrist
Name: Steve R. Secrist
Title: Senior Vice President, General Counsel and Chief Ethics and Compliance Officer